ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$17,801	$15,793
Accounts receivable, net of allowances of $1,143 and $885	142,804	156,667
Income tax receivable	—	375
Inventories	144,944	82,919
Prepaid expenses and other current assets	6,124	5,473
Total current assets	311,673	261,227

Property and equipment, net of accumulated depreciation of $14,159 and $11,844	18,019	16,118
Intangible assets, net of accumulated amortization of $95,632 and $78,627	63,110	52,054
Deferred income tax assets	22,657	19,403
Operating lease right of use assets	9,636	—
Goodwill	43,569	27,638
Other assets	567	1,571
Total assets	$469,231	$378,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,303	$80,908
Income tax payable	5,266	—
Sales returns liability	43,853	54,432
Accrued wages and wage related expenses	6,328	6,624
Accrued liabilities	15,164	13,723
Current portion of operating lease liabilities	2,099	—
Total current liabilities	160,013	155,687

Line of credit	107,140	58,363
Operating lease liabilities	10,599	—
Other long-term liabilities	—	5,470
Total liabilities	277,752	219,520

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,610 and 34,457 shares issued	37	34
Treasury stock, 7,055 and 6,983 common shares at cost	(50,455)	(49,733)
Additional paid-in capital	116,533	96,486
Accumulated other comprehensive loss	(1,631)	(1,410)
Retained earnings	126,995	113,114
Total stockholders’ equity	191,479	158,491
Total liabilities and stockholders’ equity	$469,231	$378,011

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net sales	$189,888	$166,513	$521,922	$538,231
Cost of sales	122,445	108,062	338,553	352,358
Gross profit	67,443	58,451	183,369	185,873

Operating expenses:
Advertising and marketing	5,955	3,672	19,183	11,994
Selling, general and administrative	34,901	29,931	135,039	108,623
Transaction costs	762	1,042	1,930	1,678
Amortization of intangible assets	3,992	3,478	17,005	11,882
Total operating expenses	45,610	38,123	173,157	134,177

Income from operations	21,833	20,328	10,212	51,696

Other income (expense):
Interest expense	(1,576)	(552)	(4,910)	(1,684)
Other income (expenses)	351	(121)	565	(483)
Total other expenses	(1,225)	(673)	(4,345)	(2,167)

Income before provision for income taxes	20,608	19,655	5,867	49,529

Income tax benefit (provision)	4,390	(5,337)	8,053	(10,340)

Net income	$24,998	$14,318	$13,920	$39,189

Earnings per share attributable to stockholders:
Basic earnings per share	$0.86	$0.52	$0.48	$1.40
Diluted earnings per share	$0.85	$0.52	$0.48	$1.38

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following information are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		For the Three Months Ended		For the Years Ended
		December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income in accordance with U.S. GAAP		$24,998	$14,318	$13,920	$39,189

Adjustments:
a.	Stock-based compensation expense	731	844	4,022	3,009
b.	Depreciation and amortization	5,896	4,959	23,903	18,288
c.	Other expense, net	1,225	673	4,345	2,167
d.	Inventory step-up amount in connection with acquisitions in 2018 and 2019	—	108	589	179
e.	Transaction costs	762	1,042	1,930	1,678
f.	BRAVEN employee retention bonus	—	77	93	77
g.	Former CFO retention bonus	—	366	110	366
h.	CEO signing bonus	—	400	—	400
i.	Consulting fees to former CEO	—	—	—	700
j.	Restructuring expenses	—	—	2,225	—
k.	Adjustment to fair value of acquisition contingent consideration	560	—	915	—
l.	Legal settlements	750	—	750	—
m.	Income tax (benefit) provision	(4,390)	5,337	(8,053)	10,340
Total Adjustments		5,534	13,806	30,829	37,204

Adjusted EBITDA		$30,532	$28,124	$44,749	$76,393

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

DILUTED OPERATING EARNINGS PER SHARE RECONCILIATION		For the Three Months Ended		For the Years Ended
		December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income in accordance with U.S. GAAP		$24,998	$14,318	$13,920	$39,189

Adjustments:
a.	Amortization expense related to 2018 and 2019 acquisitions	1,975	705	7,901	792
b.	Transaction costs	762	1,042	1,930	1,678
c.	Inventory step-up amount in connection with acquisitions in 2018 and 2019	—	108	589	179
d.	BRAVEN employee retention bonus	—	—	93	77
e.	Restructuring expenses	—	—	2,225	—
f.	Stock-based compensation issued as retention	332	—	1,363	—
g.	Adjustment to fair value of acquisition contingent consideration	560	—	915	—
Total adjustments before tax		3,629	1,855	15,016	2,726
	Tax effect [1]	(981)	(502)	(4,060)	(737)
	Adjustments, net of tax	2,648	1,353	10,956	1,989
Adjusted net income		$27,646	$15,671	$24,876	$41,178

Diluted shares outstanding		29,379	28,258	29,242	28,500
Diluted operating earnings per share		$0.94	$0.55	$0.85	$1.44
1 Income tax effect calculated using the estimated 2019 statutory rate of 27.04%